                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholder
MT Acquisition Corp.

We consent to the use of our report with respect to MT Acquisition Corp. included herein and the reference to our firm under the heading 'Experts' in the Prospectus.

KPMG FIDES PEAT

October 3, 1996
Zurich, Switzerland